Exhibit 4.3

AMENDMENT 2 TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This Amendment 2 to Amended and Restated Note Purchase Agreement (this “Amendment”), dated as of May 8, 2015, with effect as of May 1, 2015 (the “Amendment Effective Date”), is entered into by and among CHENIERE CCH HOLDCO II, LLC, a Delaware limited liability company (“Issuer”), CHENIERE ENERGY, INC., a Delaware corporation (“Parent”), EIG MANAGEMENT COMPANY, LLC, a Delaware limited liability company, as administrative agent for the Note Holders (“Agent”), and the Required Note Holders party hereto.

RECITALS

A. Reference is made to the Amended and Restated Note Purchase Agreement, dated as of March 1, 2015, by and among Issuer, Agent, The Bank of New York Mellon, as collateral agent for the Note Holders, and the Note Purchasers party thereto, and, solely for purposes of acknowledging and agreeing to Section 9 thereto, Parent, as amended by the Amendment to Amended and Restated Note Purchase Agreement, dated as of March 16, 2015 (as amended pursuant hereto, and as otherwise amended and restated, supplemented or otherwise modified from time to time and including all schedules and exhibits thereto, the “Note Purchase Agreement”).

B. Issuer, Parent, Agent and the Required Note Holders desire to enter into this Amendment to amend the Note Purchase Agreement as set forth herein.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuer, Agent and the Required Note Holders hereby agree as follows:

SECTION 1. Defined Terms. Except as otherwise expressly provided herein, capitalized terms used herein (including in the recitals and preamble hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement. The rules of construction specified in subsection 1.3 of the Note Purchase Agreement also apply to this Amendment mutatis mutandis.

SECTION 2. Pre-Issuance Accrued Interest.

(a) Closing Date Occurs on or before June 30, 2015. If the Closing Date occurs on or before June 30, 2015, interest shall accrue on the principal amount of each Initial Closing Date Note set forth on Schedule 2.1 of the Note Purchase Agreement (as such schedule is in effect on the Closing Date) at a base rate of eleven percent (11.0%) per annum from, and including, the Amendment Effective Date to, but excluding, the Closing Date.

(b) Closing Date Occurs after June 30, 2015, but on or before September 30, 2015. If the Closing Date occurs after June 30, 2015, but on or before September 30, 2015, interest shall accrue, without compounding, on the principal amount of each Initial Closing Date Note set forth on Schedule 2.1 of the Note Purchase Agreement (as such schedule is in effect on the Closing Date) at a base rate of eleven percent (11.0%) per annum (i) from, and including, the Amendment Effective Date to, but excluding, the first to occur of (x) the date on which Issuer provides notice to Agent pursuant to the first sentence of subsection 2.1D of the Note Purchase Agreement and (y) June 30, 2015 and (ii) from, and including, the 11th Business Day following the date on which notice is given pursuant to the second sentence of subsection 2.1D of the Note Purchase Agreement to, but excluding, the Closing Date.

SECTION 3. Amendments to NPA. The Note Purchase Agreement is hereby amended as of the date hereof as follows:

(a) Subsection 1.1 of the Note Purchase Agreement is hereby amended as follows:

(i) The definition of “Commercial Operation Date” is hereby amended by inserting the following words and punctuation immediately after the semicolon at the end of clause (a)(ii) of such definition: “provided that the 58-month period referred to in this clause (ii) shall be reduced on a day-for-day basis for each day with respect to which Issuer pays Pre-Issuance Accrued Interest on the Closing Date, with such day-for-day reduction to be calculated by deeming such NTP to have been issued one day earlier than the actual date of issuance for each day in respect of which Pre-Issuance Accrued Interest accrues;”.

(ii) The definition of “Eligible Conversion Date for the Initial Closing Date Notes” is hereby amended by inserting the following words and punctuation immediately before the period at the end of such definition: “; provided that the 58-month period referred to in this clause (ii) shall be reduced on a day-for-day basis for each day with respect to which Issuer pays Pre-Issuance Accrued Interest on the Closing Date, with such day-for-day reduction to be calculated by deeming such NTP to have been issued one day earlier than the actual date of issuance for each day in respect of which Pre-Issuance Accrued Interest accrues”.

(iii) The definition of “payment date” is hereby amended and restated as follows:

“Payment Date” means (i) solely with respect to the payment of Pre-Issuance Accrued Interest on the Initial Closing Date Notes, the Closing Date, (ii) any Quarterly Payment Date and (iii) the date on which all principal on the Notes then outstanding is to be repaid, including the Maturity Date.

(iv) The following definitions of “Pre-Issuance Accrued Interest” and “Second Amendment” are hereby inserted in appropriate alphabetical order:

“Pre-Issuance Accrued Interest” means interest on the Initial Closing Date Notes that accrues thereon prior to the Closing Date pursuant to Section 2 of the Second Amendment.

“Second Amendment” means Amendment 2 to Amended and Restated Note Purchase Agreement, dated as of May 8, 2015, with effect as of May 1, 2015, among Issuer, Parent, Agent and the Required Note Holders.

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“Third Quarter Pre-Issuance Accrued Interest” means Pre-Issuance Accrued Interest that accrues on the Initial Closing Date Notes pursuant to clause (ii) of Section 2(b) of the Second Amendment.

(b) Subsection 2.1A of the Note Purchase Agreement is hereby amended and restated as follows:

A. Purchase and Sale of Initial Closing Date Notes. Subject to the terms and conditions set forth herein, Issuer agrees, upon satisfaction or waiver of the conditions set forth in subsection 4.4A, to issue, sell and deliver to each Note Purchaser, and each Note Purchaser hereby agrees, severally and not jointly, to purchase from Issuer at the Closing upon satisfaction or waiver of the conditions set forth in subsection 4.1, convertible senior secured promissory notes of Issuer dated as of the Closing Date in an aggregate principal amount equal to the sum of $1,000,000,000 plus the aggregate amount of Pre-Issuance Accrued Interest added to such amount on the Closing Date (the “Initial Closing Date Notes” and, each, an “Initial Closing Date Note”), in a principal amount equal to the sum of (x) the applicable principal amount set forth opposite such Note Purchaser’s name on Schedule 2.1 (as may be updated by Agent (with notice to Issuer) to reflect any assignments made in accordance with subsection 12.1 (including, for the avoidance of doubt, the consent of the Issuer as and to the extent required pursuant to subsection 12.1A(v))) plus (y) the amount of Pre-Issuance Accrued Interest added to such amount on the Closing Date in accordance with subsection 3.2B(iii)(a), at the purchase price equal to 100% of the principal amount set forth opposite such Note Purchaser’s name on Schedule 2.1 (as may be updated by Agent (with notice to Issuer) to reflect any assignments made in accordance with subsection 12.1 (including, for the avoidance of doubt, the consent of the Issuer as and to the extent required pursuant to subsection 12.1A(v))).

(c) The first sentence of subsection 2.1B of the Note Purchase Agreement is hereby amended by adding the following words and punctuation immediately before the end of such sentence: “; provided that if Issuer delivers a notice pursuant to the second sentence of subsection 2.1D, the Closing Date shall be no earlier than the 11th Business Day following the date on which such notice is given”.

(d) Subsection 2.1 of the Note Purchase Agreement is hereby amended by adding the following new subsection 2.1D:

D. Notices Relating to Closing. At any time prior to June 30, 2015, Issuer may provide a written notice to Agent stating that Issuer does not expect the Closing Date to occur on or before June 30, 2015. If Issuer delivers a notice pursuant to the preceding sentence, and/or if the Closing Date does not occur on or before June 30, 2015, Issuer may, at any time thereafter, provide to the Note Purchasers a written notice signed by a Responsible Officer of Issuer on the letterhead of Issuer

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indicating the targeted Closing Date, which shall be 11 Business Days following the date on which such notice is given; provided, for the avoidance of doubt, that no notice setting forth a targeted Closing Date that occurs on or after July 1, 2015 may be delivered on or before June 16, 2015. If Issuer delivers a notice setting forth a targeted Closing Date pursuant to the immediately preceding sentence and the Closing does not occur on or prior to September 30, 2015, Issuer shall pay to Agent, in cash, an amount equal to the aggregate amount of Third Quarter Pre-Issuance Accrued Interest that would have been paid in kind on the Closing Date if the Closing Date occurred on September 30, 2015.

(e) The first sentence of subsection 3.2B(i) of the Note Purchase Agreement is hereby amended by inserting the following words and punctuation immediately before the period at the end of such sentence “; provided that Pre-Issuance Accrued Interest in respect of any Initial Closing Date Note (x) shall accrue prior to the Closing Date in respect of the principal amount of such Initial Closing Date Note set forth on Schedule 2.1 (as such schedule is in effect on the Closing Date) in accordance with the terms of the Second Amendment and (y) shall not compound quarterly”.

(f) Subsection 3.2B(iii)(a) of the Note Purchase Agreement is hereby amended by inserting the following words and punctuation immediately before the period at the end of such section “; provided that Pre-Issuance Accrued Interest on any Initial Closing Date Note shall be paid in kind on the Closing Date by increasing the principal amount of such Initial Closing Date Note by the amount of Pre-Issuance Accrued Interest accrued thereon, rounded down to the nearest whole Dollar”.

(g) Subsection 11.1C(i) of the Note Purchase Agreement is hereby amended by deleting the reference to “June 30, 2015” and substituting therefor “September 30, 2015”.

(h) Exhibit A-1 to the Note Purchase Agreement is hereby amended as follows:

(i) The reference to “[$1,000,000,000]” on the reverse of the form of Initial Note is hereby amended by replacing such reference with the following words and punctuation: “[insert sum of $1,000,000,000 plus the aggregate amount of Pre-Issuance Accrued Interest paid in kind on the Closing Date]”.

(ii) The second sentence of the first paragraph of Section 1 on the reverse of the form of Initial Note is hereby amended by inserting the following words and punctuation immediately before the period at the end of such sentence” “[; provided that Pre-Issuance Accrued Interest shall accrue prior to the Closing Date in accordance with the terms of the Second Amendment]”. For the avoidance of doubt, such bracketed words and punctuation shall be included (without brackets) only in the Initial Closing Date Notes.

(iii) The third sentence of the first paragraph of Section 1 on the reverse of the form of Initial Note is hereby amended by adding the following words and

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punctuation immediately after the word “Interest” and before the word “will”: “[(other than Pre-Issuance Accrued Interest, which shall be paid on the Closing Date)]”. For the avoidance of doubt, such bracketed words and punctuation shall be included (without brackets) only in the Initial Closing Date Notes.

(iv) The first sentence of the second paragraph of Section 1 on the reverse of the form of Initial Note is hereby amended by inserting the following words and punctuation immediately before the period at the end of such sentence: “[; provided that Pre-Issuance Accrued Interest in respect of this Note shall be paid on the Closing Date to the Note Purchaser acquiring this Note on such date.]”. For the avoidance of doubt, such bracketed words and punctuation shall be included (without brackets) only in the Initial Closing Date Notes.

SECTION 4. Effect on Note Purchase Agreement.

(a) Notwithstanding anything to the contrary contained herein, in the event the Closing Date occurs on or before May 8, 2015, this Amendment shall be automatically deemed to have terminated and shall have no further force and effect. For the avoidance of doubt, in the event this Amendment is terminated in accordance with this Section 4(a), no interest payments shall accrue or be owed by Issuer pursuant to Section 2 above, and all amendments to the Note Purchase Agreement pursuant to Section 3 shall be deemed never to have been made.

(b) Except as specifically amended hereby, all of the terms and conditions of the Note Purchase Agreement are unaffected and shall continue to be in full force and effect and shall be binding on the parties hereto in accordance with their respective terms, except as expressly superseded by this Amendment. All references to the “Note Purchase Agreement” or the “Amended and Restated Note Purchase Agreement” in this Amendment and the other Note Documents shall be deemed to be references to the Note Purchase Agreement as amended by this Amendment. This Amendment does not, except as explicitly set forth herein, constitute a waiver of compliance with, or modification or amendment of, any other term or condition under the Note Purchase Agreement.

(c) This Amendment is an “Additional Note Document” and shall constitute an amendment of the Note Purchase Agreement made under and in accordance with the terms of subsection 12.6 of the Note Purchase Agreement.

SECTION 5. Governing Law. Subsection 12.21 of the Note Purchase Agreement is hereby incorporated by reference into this Amendment and shall apply hereto, mutatis mutandis, as if fully set forth herein.

SECTION 6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means (including “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

[signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be executed by their respective duly Responsible Officers as of the date first written above.

ISSUER:

CHENIERE CCH HOLDCO II, LLC

By:	/s/ Michael J. Wortley
Name: Michael J. Wortley
Title: Chief Financial Officer

PARENT:

CHENIERE ENERGY, INC.

By:	/s/ Michael J. Wortley
Name: Michael J. Wortley
Title: Senior Vice President and Chief Financial Officer

AGENT:

EIG MANAGEMENT COMPANY, LLC as Agent for the Note Holders

By:	/s/ Wallace Henderson
Name: Wallace Henderson
Title: Managing Director

By:	/s/ Brian Boland
Name: Brian Boland
Title: Vice President

REQUIRED NOTE HOLDERS

EIG ENERGY FUND XV, LP
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XV-A, LP
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XV-B, LP
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XV (CAYMAN), LP
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XVI, LP
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XVI-B, LP
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XVI-E, LP
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XVI (CAYMAN), LP
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XVI (SCOTLAND), LP
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG-KEATS ENERGY PARTNERS, L.P.

By: EIG-Keats Energy Partners GP, LLC, the General Partner

By: EIG Asset Management, LLC, its managing member

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG-GATEWAY DIRECT INVESTMENTS (CORPUS CHRISTI), L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG CORPUS CHRISTI CO-INVESTMENT, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG CORPUS CHRISTI CO-INVESTMENT-B, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG CORPUS CHRISTI CO-INVESTMENT-C, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President